     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1999
                                               REGISTRATION NO. 333-____________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------


                             TELENETICS CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                   California
         --------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)


                                   33-0061894
                      ------------------------------------
                      (I.R.S. Employer Identification No.)


26772 Vista Terrace Drive, Lake Forest, California                    92630
--------------------------------------------------------------------------------
      (Address of Principal Executive Offices)                      (Zip Code)


                  Telenetics Corporation 1998 Stock Option Plan
            Telenetics Corporation 1999 Employee Stock Purchase Plan
            --------------------------------------------------------
                            (Full Title of the Plan)


      David Stone, 26772 Vista Terrace Drive, Lake Forest, California 92630
      ---------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (949) 455-4000
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)


                              CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                            Proposed Maximum     Proposed Maximum
                                         Amount to be      Offering Price Per   Aggregate Offering       Amount of
Title of Securities to be Registered      Registered           Share (1)            Price (1)         Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value             1,600,000 shares         $1.47                $2,352,000           $653.86
==================================== ==================== ==================== ==================== ====================

(1) Calculated in accordance with Rule 457(h), on the basis of the average of the bid and asked price per share as reported for such securities by the OTC Electronic Bulletin Board on August 6, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be delivered to participants in the Registrant's 1998 Stock Option Plan and 1999 Employee Stock Purchase Plan in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant incorporates the following documents by reference in this Registration Statement:

         (a) The Registrant's Transition Report on Form 10-KSB for the nine months ended December 31, 1998 filed on April 15, 1999;

         (b) All reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1998; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commissioner on March 3, 1988.

         All other documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         The Registrant's Common Stock is registered pursuant to Section 12 of the Exchange Act. Therefore, the description of the securities is omitted.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Restated and Amended Articles of Incorporation limit, to the maximum extent permitted by California law, the personal liability of directors for monetary damages in an action brought by or in the right of the Registrant for breach of a director's duties to the Registrant or its shareholders, except for liability: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director; (iii) for any transaction for which a director derived an improper personal benefit; (iv) for acts or omission that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders; and (vi) for engaging in transactions described in the California Corporations Code or California case law which result in liability, or approving the same kinds of transactions.

         The Registrant's Restated and Amended Articles of Incorporation also authorize the Registrant to provide indemnification to its agents, as defined in
Section 317 of the California Corporations Code, through the Registrant's Restated and Amended By-Laws or through agreements with such agents or both, for breach of duty to the Registrant and its shareholders, in excess of the indemnification to agents or both, for breach of duty to the Registrant and its shareholders, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

         The Registrant's Restated and Amended By-Laws provide for indemnification of the Registrant's officers, directors, employees, and other agents to the extent and under the circumstances permitted by California law.

ITEM 8. EXHIBITS.

        4.1       Restated and Amended Articles of Incorporation of the
                  Registrant*

        4.2       Restated and Amended By-Laws of the Registrant*

        4.3       Telenetics Corporation 1998 Stock Option Plan**

        4.4       Telenetics Corporation 1999 Employee Stock Purchase Plan

        4.5 Form of Telenetics Corporation 1999 Employee Stock Purchase Plan Subscription Agreement

        5         Opinion of Rutan & Tucker, LLP

       23.1 Consent of BDO Seidman, LLP, independent certified public accountants

       23.2 Consent of George Rombach, CPA, independent certified public accountant

       23.3 Consent of Rutan & Tucker, LLP (contained in its opinion filed as Exhibit 5 to this Registration Statement)
---------------
         * Filed as an exhibit to the Registrant's Form 10-KSB for the nine months transition period ended December 31, 1998 on April 15, 1999.
         ** Filed as an exhibit to the Registrant's Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act on April 30, 1999.

ITEM 9. UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on this 9th day of August, 1999.


                                        TELENETICS CORPORATION


                                        By: /S/ MICHAEL A. ARMANI
                                            ------------------------------------
                                                Michael A. Armani, President and
                                                Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the dates indicated.

                SIGNATURE                              TITLE                              DATE
                ---------                              -----                              ----

/S/ MICHAEL A. ARMANI                           President, Chief                      August 9, 1999
--------------------------------                Executive Officer,
Michael A. Armani                               Chairman of the Board
                                                and Director (Principal
                                                Executive Officer)



/S/ DAVID STONE                                 Chief Financial Officer               August 9, 1999
--------------------------------                (Principal Financial and
David Stone                                     Principal Accounting
                                                Officer)


/S/ SHALA SHASHANI                              Secretary and Director                August 9, 1999
--------------------------------
Shala Shashani


/S/ GEORGE LEVY                                 Director                              August 9, 1999
--------------------------------
George Levy


/S/ EDMUND P. FINAMORE                          Director                              August 9, 1999
--------------------------------
Edmund P. Finamore


/S/ THOMAS POVINELLI                            Director                              August 9, 1999
--------------------------------
Thomas Povinelli


                                  EXHIBIT INDEX


EXHIBIT
   NO.                                       DESCRIPTION
-------                                     ------------

    4.4                             Telenetics Corporation 1999
                                    Employee Stock Purchase Plan

    4.5 Form of Telenetics Corporation 1999 Employee Stock Purchase Plan Subscription Agreement

    5 Opinion of Rutan & Tucker, LLP, counsel for the Registrant (including consent)

   23.1                             Consent of BDO Seidman, LLP,
                                    independent certified public accountants

   23.2                             Consent of George Rombach, CPA
                                    independent certified public accountant